Exhibit 8.1

List of Subsidiaries

•	America International Airports, LLC	USA
•	Yokelet S.L.	Spain
•	A.C.I. Airports Italia S.A.	Spain
•	A.C.I. Airport Sudamérica S.A.	Spain
•	A.C.I. do Brasil S.A.	Brazil
•	Casa Aeroportuaria S.A.	Argentina
•	Inframérica Participaçoes S.A.	Brazil
•	Inframerica Concessionária do Aeroporto de São Gonçalo do Amarante S.A.	Brazil
•	Caminos Viales S.A.	Uruguay
•	Armenia International Airports C.J.S.C.	Armenia
•	Cedicor S.A.	Uruguay
•	Abafor S.A.	Uruguay
•	Cerealsur S.A.	Uruguay
•	Dicasa Spain S.A.	Spain
•	Corporación Aeroportuaria S.A.	Argentina
•	Inframerica Concessionária do Aeroporto de Brasilia S.A.	Brazil
•	TCU S.A.	Uruguay
•	Corporación América S.A.	Argentina
•	Consorcio Aeropuertos Internacionales S.A.	Uruguay
•	Puerta del Sur S.A.	Uruguay
•	Corporación América Italia	Italy
•	Terminal Aeroportuaria de Guayaquil S.A.	Ecuador
•	Corporación América Sudamericana S.A.	Panama
•	Toscana Aeroporti S.p.A.	Italy
•	Corporación América Sudamérica Suc. Ecuador	Ecuador
•	Aerocombustibles Argentinos S.A.	Argentina
•	Aeropuerto de Bahía Blanca S.A.	Argentina
•	Aeropuerto del Neuquén S.A.	Argentina
•	Aeropuertos Argentina 2000 S.A.	Argentina
•	Enarsa Aeropuertos S.A.	Argentina
•	Paoletti américa S.A.	Argentina
•	Texelrio S.A.	Argentina
•	Servicios y Tecnología Aeroportuaria S.A.	Argentina
•	Cargo & Logistics S.A.	Argentina
•	Villalonga Furlong S.A.	Argentina